UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 1, 2010
Fentura Financial, Inc.

(Exact name of registrant as specified in its charter)
Michigan

(State or other jurisdiction of incorporation)

0-23550	38-2806518

(Commission File Number)	(IRS Employer Identification No.)

175 North Leroy Street
P.O. Box 725
Fenton, Michigan	48430-0725

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (810) 629-2263
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     The following information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.
     On February 1, 2010, Fentura Financial, Inc. issued a news release to report its financial results for the quarter and year ended December 31, 2009. The release is furnished as Exhibit 99.1 hereto.
Item 8.01 Other Events.
     Effective as of December 11, 2009, The State Bank, Fenton, Michigan (the “Bank”), a subsidiary of Fentura Financial, Inc. (the “Company”) entered into a formal enforcement action with federal and state banking regulators that contains provisions to foster improvement in the Bank’s earnings, lower nonperforming loan levels, increase capital, and require revisions to various policies. The Company has begun addressing substantially all of these requirements.
     The stipulation and consent to the issuance of a consent order (the “Stipulation and Consent”) among the Bank, the Federal Deposit Insurance Corporation (the “FDIC”) and the Michigan Office of Financial and Insurance Regulation (“OFIR”) contains several provisions which pertain to the Bank’s asset quality. Specifically, the Bank is required to maintain an adequate allowance for loan losses and to adopt a plan to reduce the Bank’s risk position in each asset in excess of $500,000 which was then classified as substandard or doubtful. In addition, while the Stipulation and Consent is in effect, the Bank may not extend additional credit to any borrower who is already obligated on any extension of credit that has been charged-off so long as the credit remains uncollected. Likewise, the Bank may not extend any additional credit to any borrower whose loan has been classified as substandard or doubtful and is uncollected, unless the Bank’s board of directors has adopted a plan giving the reasons why such extension of credit is in the best interest of the Bank.
     The Stipulation and Consent also requires the Bank to implement or improve certain plans. Specifically, the Bank must implement a plan and budget for 2010 and 2011 to improve the Bank’s overall earnings. The Bank must also adopt a written contingency funding plan identifying sources of liquid assets to meet contingency funding needs over the near term.
     With respect to capital and management generally, the Bank is required to have and maintain its level of Tier 1 capital as a percentage of its total assets at a minimum of 8%, its total capital to total risk-adjusted assets as a minimum of 12%, and not pay or declare any dividends without the prior consent of the FDIC and the OFIR. The Bank must also retain qualified management and obtain approval of the FDIC and the OFIR of any changes in the Bank’s directors or senior executive officers. The foregoing description is qualified in its entirety by reference to the Stipulation and Consent which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number
99.1	Earnings Release, dated February 1, 2010
99.2	Stipulation and Consent-The State Bank

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENTURA FINANCIAL, INC. (Registrant)
By:	/s/ Donald L. Grill
Donald L. Grill, President and Chief Executive Officer

Dated: February 1, 2010

EXHIBIT INDEX

Exhibit Number
99.1	Earnings Release, dated February 1, 2010
99.2	Stipulation and Consent-The State Bank